                                  POWER OF ATTORNEY

                      FOR SEC FILINGS ON FORMS ID, 3, 4, 5 AND 144
                             IN RESPECT OF SECURITIES OF
                              THE RUBICON PROJECT, INC.

            The undersigned hereby constitutes and appoints Todd Tappin, Brian
Copple, David Day and Jonathan Feldman, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in his name and stead in any and all capacities, to sign and file for and on his behalf, in respect of any acquisition, disposition or other change in ownership of any Common Stock of The Rubicon Project, Inc. (the "Company"), the
following:

     (i)    any Form ID to be filed with the Securities and Exchange Commission
            (the "SEC");

     (ii)   any Initial Statement of Beneficial Ownership of Securities on
            Form 3 to be filed with the SEC;

     (iii)  any Statement of Changes of Beneficial Ownership of Securities on
            Form 4 to be filed with the SEC;

     (iv)   any Annual Statement of Beneficial Ownership of Securities on Form 5
            to be filed with the SEC;

     (v)    any Notice of Proposed Sale of Securities on Form 144 to be filed with the SEC; and

     (vi)   any and all agreements, certificates, receipts, or other documents in connection therewith.

            The undersigned hereby gives full power and authority to the attorney-in-fact to seek and obtain as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release such information to the undersigned and approves and ratifies any such release of information.

            The undersigned hereby grants unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifies and confirms all that any such attorney-in-fact and agent or substitute may do or cause to be done by virtue hereof.

            The undersigned acknowledges that:

     (i)    neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Securities Exchange Act of 1934, as amended
            (the "Exchange Act"), (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under
            Section 16(b) of the Exchange Act; and

     (ii)   this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

             This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

             IN WITNESS WHEREOF, the undersigned has executed this Power of
Attorney.

Date:  December 7, 2015                        /s/ Lewis W. Coleman
                                             -----------------------------------
                                             Lewis W. Coleman
                                             Director